June 27, 2014

SECURITIES EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control

RE:	American Depositary Shares evidenced by the
American Depositary Receipts of
DNO International ASA
(Form F6 File No 333 154321)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary Receipts (ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name from DNO International ASA to DNO
ASA and the removal of the Par Value.
As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F6 Registration Statement, the Prospectus consists of the ADR certificate with the revised name change for DNO International ASA.
The Prospectus has been revised to reflect the removal of the Par Value and to reflect the new name as follows:
DNO ASA
Please contact me with any questions or comments at 212 815 2301.

Paul Brophy
Senior Associate
The Bank of New York Mellon ADR Division

Encl.
CC: Paul Dudek, Esq. (Office of International Corporate Finance)




101 Barclay Street
22nd Floor
New York, NY 10286


Depositary Receipts